UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2026

Lumen Technologies, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-07784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe,	Louisiana	71203
(Address of principal executive offices)		(Zip Code)
(318) 388-9000
(Telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered by Lumen Technologies, Inc. pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Lumen Technologies, Inc.	Common Stock, no-par value per share	LUMN	The Nasdaq Stock Market LLC
Qwest Corporation	6.5% Notes Due 2056	CTGG	The Nasdaq Stock Market LLC
Qwest Corporation	6.75% Notes Due 2057	CTHH	The Nasdaq Stock Market LLC
Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of the Lumen Executive Severance Plan

In an effort to simplify the administration of its executive and broad-based severance programs, on October 22, 2026, Lumen Technologies, Inc. (the “Company”) amended the Lumen Executive Severance Plan (the “Prior Plan”) to remove, among others, the Company’s Chief Executive Officer, Kate Johnson, and its other named executive officers (the “Participating Officers”) as participants, renamed the Prior Plan as the “Lumen Severance Plan,” and, with the consent of each Participating Officer, terminated the individual change of control agreements previously maintained with such officers. Concurrently, the Company entered into participation agreements with each Participating Officer, providing for severance benefits under the newly adopted Lumen Executive Severance Plan (the “New Executive Severance Plan”). These changes were implemented to streamline and consolidate the administration of the Company’ severance arrangements and did not result in any material change to the severance or change in control benefits previously provided to the Participating Officers.

The New Executive Severance Plan preserves substantially the same benefits previously provided under the Prior Plan, including that upon termination of a Participating Officer’s employment without “cause,” or a resignation by the Participating Officer for “good reason,” at any time other than during the period beginning three months before, and ending 24 months after, a “change in control,” as defined in the New Executive Severance Plan (a “Non-CIC Termination”), the Participating Officer is entitled to cash severance of 52 weeks of his or her base salary, any earned but unpaid annual bonus for the prior fiscal year, his or her prorated annual target bonus for the year of termination (adjusted per the terms of the New Executive Severance Plan), a 12-month COBRA premium subsidy, and outplacement assistance.

If the Participating Officer’s termination or resignation occurs during the period beginning three months before, and ending 24 months after, a change in control (a “CIC Termination”), he or she is entitled to a cash payment equal to two times the sum of his or her current base salary and the average annual bonus earned for the three fiscal years preceding the year of termination, a prorated annual bonus for the year of termination based on actual performance and determined without regard to any effect of the change in control, any annual bonus earned but unpaid for the prior fiscal year, a 24-month COBRA premium subsidy, and outplacement assistance.

All benefits are conditioned on the Participating Officer’s execution and non-revocation of a separation and release agreement and continued compliance with all relevant restrictive covenants. Payments to the Participating Officer may become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), and will be reduced to the extent that such reduction produces a better net after-tax result for the Participating Officer, with no excise tax gross-up provided.

Amended and Restated Change of Control and Severance Agreement with Kate Johnson

Consistent with the goals of streamlining and consolidating the administration of the Company’s severance arrangements, on October 22, 2026, the Company entered into an amended and restated Change of Control and Severance Agreement with Ms. Johnson (the “Restated Johnson Agreement”), which amends and restates in its entirety the Change of Control Agreement between the Company and Ms. Johnson effective as of November 7, 2022 (the “Prior CEO Agreement”). Upon a Non-CIC Termination, Ms. Johnson is entitled to the same severance benefits as the other Participating Officers, except that her cash severance is equal to 104 weeks of her base salary plus her target annual bonus, consistent with the terms of the Prior CEO Agreement.

As was the case under the Prior CEO Agreement, upon a termination without “cause” or a resignation for “good reason” within 24 months following a change in control (or, in certain limited cases, after steps have been taken, or negotiations commenced, to effect a change in control), Ms. Johnson is entitled to a cash payment equal to 2.5 times the sum of her base salary and her target annual bonus, her prorated annual bonus for the year of termination, any annual bonus earned but unpaid for the prior fiscal year, two years of continued life insurance, disability, medical, dental, and hospitalization benefits at the Company's expense, and outplacement assistance for one year.

The Restated Johnson Agreement conforms the definition of “good reason” to the definition used in the New Executive Severance Plan and removes her non-competition covenant to comply with Washington Engrossed Substitute House Bill 1155, which comes into effect on June 30, 2027.
Ms. Johnson’s benefits are conditioned on her signing a release of claims, and payments to her may become subject to the Excise Tax and will be reduced to the extent that such reduction produces a better net after-tax result, with no excise tax gross-up provided.

The foregoing summaries are not complete and are qualified in their entirety by reference to the full text of the New Executive Severance Plan and the Restated Johnson Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference. Any capitalized term used and not defined in this Item 5.02 has the meaning set forth in the New Executive Severance Plan or the Restated Johnson Agreement, as applicable.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Lumen Executive Severance Plan, effective as of October 22, 2026.
10.2	Amended and Restated Change of Control and Severance Agreement, effective as of October 22, 2026, between Lumen Technologies, Inc. and Kate Johnson.
104	Cover page formatted as Inline XBRL and contained in Exhibit 101.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: October 23, 2026	By:	/s/ Jennifer Hodges
Jennifer Hodges
Executive Vice President, Chief Legal Officer